STOCK PURCHASE AGREEMENT & PROMISSORY NOTE
                   ------------------------------------------


                                                                  August 4, 2000


           WHEREAS, Asia Web Holdings, Inc. (AWHI), a Delaware corporation (the "Payee") located at 1947 Camino Vida Roble, Suite 100, Carlsbad, California 92008 is desirous of purchasing 51% of the outstanding stock of Pacomnet, an Indosesian company (the "Maker") located at Wisma Indovision, 12th floor, Jl. Raya Panjang Z/III Green Garden, Jakarta, Indonesia 11520 for $2 million dollars in accordance with a summary of terms sheet affixed hereto as Exhibit "A".

           WHEREAS, this purchase shall be subject to the execution of a formal agreement to be executed between the parties within 45 days of the signing of this preliminary agreement.

           WHEREAS, the Payee has agreed to advance $200,000 toward its $2 million dollar purchase. The terms of this advance shall be set forth in the terms of a promissory note and term sheet affixed hereto below and executed by the parties hereto.

           NOW THEREFORE, FOR VALUE RECEIVED, the Maker promises to pay to the order of the Payee by wire transfer to the bank account listed on Schedule A or such other method of payment as the Payee hereof may later designate in writing, in lawful money of the United States, the principal sum of two-hundred thousand dollars ($200,000.00) ("Principal") and to pay interest from the date hereof on such principal amount pursuant to the terms as set forth in Section 1 of this Promissory Note ("Note").

Section 1.  Rate of Interest.
            ----------------

           The outstanding principal balance due under this Note will bear interest at the rate of 10% per annum beginning on the date this Note is signed by the Maker and continuing until full payment of all Principal and accrued interest.

Section 2. Repayment.
           ---------

           (a) The principal and accrued interest due under this Note ("Repayment") shall be paid in a lump sum payment in U.S. Dollars by Maker to Payee at the expiration of forty-five days (45) from the date of this Note or September 10, 2000] (the "Maturity Date").

           (b) Notwithstanding Section 2(a), in the event that the Maker and Payee enter into a definitive purchase agreement ("Purchase Agreement") prior to the Maturity Date, providing for the purchase of 51% or more of the Maker's capital stock, the Principal amount of this Note will be applied to the purchase price of the Maker's capital stock as set forth in the Purchase Agreement and any interest accrued under this Note will not be paid by Maker to Payee. However, if the transaction to purchase the Maker's capital stock contemplated by the Purchase Agreement is not consummated by 11:59 p.m. Pacific Standard Time on September 10, 2000 ("Expiration Date"), then the Repayment will become due and payable by Payee to Maker the next day.

Section 3. Maker Events of Default.
           ------------------------

           The following events shall each constitute a Maker Event of Default hereunder:

           (a) If the Maker defaults in the payment of the principal or interest due on this Note on the Maturity Date or Expiration Date and such default shall continue for a period of three (3) business days; or

           (b) If the Maker shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or
(iii) be adjudicated bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for forty-five (45) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves an involuntary petition seeking reorganization of the Maker or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets.

Section 4. Remedies.
           ---------

           Upon the happening of a Maker Event of Default and expiration of any cure period thereunder, the Payee may, in the Payee's sole and absolute discretion and without notice or demand to the Maker, declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by the Maker. If a Maker Event of Default shall occur, the Maker shall pay the Payee, on demand by the Payee, all reasonable costs and expenses incurred by the Payee in connection with the collection and enforcement of this Note, including reasonable attorneys' fees.

Section 5. Miscellaneous.
           -------------

           (a) This Note shall be deemed to be made and entered into under the laws of the State of Delaware and for all purposes shall be construed and enforced in accordance with the laws of the said jurisdiction.

           (b) This Note shall be binding upon the Maker and his legal successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns; and each reference herein to the Maker or to the Payee shall, except where the context shall otherwise require, be deemed to include their respective successors and assigns.

           (c) Any failure by a party hereto to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.

           (d) None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by the Maker and the Payee.

           (e) The Payee may assign his right to receive payments under this Note to a third party upon prior written notice to the Maker which notice shall set forth the identity of such third party and such third party's address. The Maker may not delegate, transfer or otherwise assign its obligations under this Note without the prior written consent of the Payee.






           IN WITNESS WHEREOF, the Maker has executed this Note as of the day and year first above written.


PACOMNET,
an Indonesian company

/s/ Cecil Constantino A. Papadimitriou
--------------------------------------
By: Cecil Constantino A. Papadimitriou
Its: Chief Executive Officer

RECEIPT ACKNOWLEDGED BY:

ASIA WEB HOLDINGS, INC.,
 a Delaware corporation


/s/ Michael A. Schaffer
-----------------------
By: Michael A. Schaffer
Its: Chief Executive Officer

                                   EXHIBIT "A"



                                    Purchase

                                       Of

                             Pacomnet Capital Stock

                                SUMMARY OF TERMS

THIS TERM SHEET SUMMARIZES THE PRINCIPAL TERMS OF A PROPOSED PURCHASE OF THE CAPITAL STOCK OF PACOMNET, AN INDONESIAN COMPANY (THE "COMPANY") BY ASIA WEB HOLDINGS, INC. (THE "ACQUIROR"). THIS TERM SHEET IS FOR DISCUSSION PURPOSES ONLY; THERE IS NO OBLIGATION ON THE PART OF ANY NEGOTIATING PARTY UNTIL A DEFINITIVE AGREEMENT IS SIGNED BY ALL PARTIES. THIS TERM SHEET IS SUBJEC TO SATISFACTORY COMPLETION OF DUE DILIGENCE.



A. AMOUNT AND INVESTOR:       Asia Web Holdings, Inc.                $2,000,000
                              Loan                                      200,000
                                                                    ------------
                              TOTAL                                  $1,800,000

B. TYPE OF SECURITY:          Common Stock ("Stock")

C. PRICE PER SHARE:           $.07843
                              --------------------

D. CAPITALIZAITON:            Acquiror will purchase 51% of the issued,
                              outstanding and reserved Stock of the Company on a fully diluted basis. In addition, the Company will grant to The Acquiror a three-year option to purchase the remaining 49% of the Company's Stock.
                              Authorized Capital: 50,000,000 Shares 51% of stock
                              = 25,5000,000 Shares

The obligations of the parties shall be made pursuant to a Definitive Stock Purchase Agreement and such other documents which shall be reasonably acceptable to the Company and the Acquiror. The Stock Purchase Agreement shall contain, among other things, appropriate representations and warranties of the Company, with respect to patents, litigation, previous employment, and outside activities, covenants of the Company reflecting the provisions set forth herein, and appropriate conditions of closing, including an opinion of counsel for the Company.

The foregoing Summary of Terms set forth the good faith agreement of the parties set forth below. By accepting this term sheet, the Company agrees to refrain from solicitation, consideration, or acceptance of alternative proposals to finance, recapitalize or sell the Company for a period of forty-five (45) days from the date of the Company's signature below. This offer expires on August 11, 2000 at 5 p.m.

ASIA WEB HOLDINGS, INC.               PACOMNET

By: /s/ Michael A. Schaffer           By: /s/ Cecil Constantino A. Papadimitriou
Date: August 4, 2000                  Date: August 4, 2000